UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 30, 2009 (March 30, 2009)

Polaris Acquisition Corp. (Exact Name of Registrant as Specified in Charter)

Delaware	001-33541	20-0443717
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

2200 Fletcher Avenue, 4th Floor
Fort Lee, New Jersey		07024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 242-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01

Other Events

     Polaris Acquisition Corp., a Delaware corporation (”Polaris”), today announced that it is adjourning its special meeting scheduled for March 30, 2009 (the “Special Meeting”) at which its stockholders were to have considered and voted on the proposal to approve the merger between Polaris and HUGHES Telematics, Inc. (“HUGHES Telematics”), pursuant to the Second Amended and Restated Agreement and Plan of Merger, by and among Polaris, Hughes and Communications Investors LLC, dated as of March 12, 2009. The Special Meeting will be adjourned until 11:00 a.m. on Tuesday, March 31, 2009 at its original location, the offices of Polaris, 2200 Fletcher Avenue, 4th Floor, Fort Lee, New Jersey 07024. The record date for the Special Meeting remains February 6, 2009.

     The press release announcing the adjournment of the Special Meeting is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain forward-looking statements about Polaris that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These factors include, but are not limited to, the risk that the NYSE Amex may delist Polaris’ securities for failure to comply with any NYSE Amex listing requirement; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted against Polaris and others following announcement of the proposal or the merger agreement; the inability to complete the merger due to the failure to obtain stockholder approval; the inability to obtain necessary regulatory approvals required to complete the merger; the risk that the proposed merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the ability to recognize the benefits of the merger or of any combination of Polaris and Hughes; the timing of the initiation, progress or cancellation of significant contracts or arrangements, the mix and timing of services sold in a particular period; and the possibility that Polaris may be adversely affected by other economic, business, and/or competitive factors. Polaris cautions that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in Polaris’ most recent filings with the SEC. Polaris is under no duty to update any of the forward-looking statements after the date of this document to conform to actual results.

Important Additional Information Regarding the Merger

In connection with the proposed merger, on February 12, 2009, Polaris filed a definitive proxy statement with the SEC. On March 20, 2009, Polaris filed a supplement to its definitive proxy. Investors and security holders are advised to read the definitive proxy statement, the proxy supplement, as well as any further proxy supplement and other relevant documents filed with the SEC when they become available because they contain important information about the merger and the parties to the merger. Investors and security holders may obtain a free copy of the proxy statements and other documents filed by Polaris at the SEC website at http://www.sec.gov . In connection with the Special Meeting of Polaris stockholders to approve the adoption of the merger agreement, Polaris has mailed copies of the definitive proxy statement (and will mail any proxy supplement) to Polaris stockholders who are entitled to attend and vote at the Special Meeting. Before making any voting or investment decisions with respect to the proposed merger or any of the other matters with respect to which Polaris stockholders will be asked to vote pursuant to the proxy statement, Polaris stockholders are urged to read the definitive proxy statement, any supplement thereto, and other documents filed by Polaris when they become available.

Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of Polaris stockholders in connection with the proposed merger have been set forth in the definitive proxy statement. You can find information about Polaris’s executive officers and directors in its prospectus, definitive proxy statement, Current Reports on Form 8-K and other documents that have previously been filed with the SEC.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit
Number	Exhibit Title

99.1	Press release, dated March 30, 2009.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLARIS ACQUISITION CORP.

Date: March 30, 2009	By: /s/
Jerry Stone
Vice President and Secretary

Exhibit Index

Exhibit
Number	Exhibit Title

99.1	Press release, dated March 30, 2009.